HANDY HARDWARE WHOLESALE, INC.
                               8300 TEWANTIN DRIVE
                              HOUSTON, TEXAS 77061




Dear Shareholder:

     You are cordially invited to attend the annual meeting of the shareholders of Handy Hardware Wholesale, Inc. (the "Company") which will be held at 7:00 p.m. on Wednesday, May 9, 2001 in the Grand Ballroom Salon AB of the HOBBY AIRPORT HILTON HOTEL, 8181 Airport Blvd., Houston, Texas. Information about the business of the meeting is set forth in the formal meeting notice and Proxy Statement on the following pages.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, we hope that you will vote on the matters to be considered and sign, date and return your proxy in the enclosed envelope by April 30, 2001. You may revoke your proxy at any time prior to its use in the ways explained in the enclosed Proxy Statement, including by attending the meeting and voting in person.

     It is always a pleasure to meet with our shareholders, and we look forward to seeing as many of you as possible at the annual meeting.

                                           Sincerely,


                                           /s/ James D. Tipton
                                           -------------------------------------
                                           James D. Tipton
                                           President and Chief Executive Officer


March 31, 2001

                         HANDY HARDWARE WHOLESALE, INC.
                               8300 TEWANTIN DRIVE
                              HOUSTON, TEXAS 77061



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 2001




To the Shareholders of
Handy Hardware Wholesale, Inc.:

     The annual meeting of shareholders of Handy Hardware Wholesale, Inc. (the "Company") will be held on Wednesday, May 9, 2001, at 7:00 p.m., in the Grand Ballroom Salon AB of the HOBBY AIRPORT HILTON HOTEL, 8181 Airport Blvd.,
Houston, Texas, for shareholders to consider and vote upon the following proposals:

         1.    To elect four directors of the Company;


         2. To approve amending the Company's Bylaws to allow the Company to issue uncertificated shares of capital stock;

         3. To approve amending the Company's Bylaws to provide the Board of Directors with the option to designate the date and time of the annual meeting of shareholders;

         4. To approve amending the Company's Bylaws to allow the Company to deliver the notice of meeting to its shareholders up to sixty days prior to the meeting rather than up to fifty days prior to the meeting; and

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.


     The Board of Directors has fixed the close of business on March 20, 2001, as the record date for determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the meeting. However, in the event you are unable to attend the meeting in person, please sign, date and return the enclosed proxy by April 30, 2001. For your convenience, there is enclosed a return envelope, requiring no postage, for use in returning your proxy. You may revoke your proxy at any time prior to its use in the ways explained in the attached Proxy Statement, including by attending the meeting and voting in person.

                                           By Order of the Board of Directors,




                                           Tina S. Kirbie
                                           Secretary

Houston, Texas
March 31, 2001

                         HANDY HARDWARE WHOLESALE, INC.


                                 PROXY STATEMENT
                                       FOR
                   MAY 9, 2001 ANNUAL MEETING OF SHAREHOLDERS



GENERAL INFORMATION

     This Proxy Statement, with the enclosed proxy card, is first being mailed to the shareholders of Handy Hardware Wholesale, Inc. (the "Company" or "Handy Hardware") on or about March 31, 2001, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting of shareholders, which will be held in the Grand Ballroom Salon AB of the HOBBY AIRPORT HILTON HOTEL, 8181 Airport Blvd., Houston, Texas at 7:00 p.m. on Wednesday, May 9, 2001, or, at any adjournment thereof. The accompanying Notice of Annual Meeting of Shareholders sets forth the purposes of the annual meeting. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. Where a choice is specified with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no choice is specified, such shares will be voted as stated on the enclosed proxy card. A shareholder may revoke a proxy at any time before its exercise by executing a subsequent proxy, personally appearing at the meeting and casting a contrary vote or giving notice of revocation to the Secretary of the Company; provided, however, no such revocation shall be effective until notice of revocation has been received by the Company at or prior to the annual meeting.

     Only the record holders of the Company's Class A Common Stock, $100.00 par value, are entitled to receive notice of and to vote at the meeting. At the close of business on March 20, 2001 (the "Record Date") the Company had 10,250 shares of Class A Common Stock issued and outstanding, the holders of which are entitled to one vote per share. The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted at the meeting is necessary to constitute a quorum to transact business.

     The Annual Report to Shareholders covering the fiscal year ended December 31, 2000 has been mailed along with this Proxy Statement to each shareholder entitled to vote at this Annual Meeting.

     The cost of soliciting proxies will be borne by the Company. Solicitation of proxies will be primarily by mail. Following the original mailing of the proxy soliciting material, regular employees, officers or directors of the Company may also solicit proxies by telephone, facsimile or in person.

     The principal executive offices of the Company are located at 8300 Tewantin Drive, Houston, Texas 77061, and its telephone number is (713) 644-1495.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The following four persons have been nominated for election at the 2001 annual meeting as members of the Board of Directors:



                                                     IF ELECTED, TERM AS
NOMINEE                                              DIRECTOR WILL EXPIRE

James D. Tipton                                              2002
Doug Ashy, Jr.                                               2004
William R. Hill                                              2004
Jimmy T. Pate                                                2004

     Each of these nominees, other than William R. Hill, is currently a director of the Company. Samuel J. Dyson, whose term expires at the 2001 annual meeting, has chosen not to seek reelection as director, which decision is not based on any disagreement with the Company. For further information on the nominees, see "Directors and Executive Officers" herein.

     The Board of Directors has ten members. The Bylaws of the Company provide that each year the shareholders of the Company shall elect three of the ten members of the Board of Directors for three-year terms. One member of the Board of Directors, who shall also serve as the President of the Company, is elected for a one-year term, and need not be a shareholder of the Company. The other directors must be shareholders. To be elected, a nominee must receive a majority of the votes cast for his position. Unless a shareholder otherwise specifies therein, each proxy will be voted in favor of the nominees for directors listed. In case any nominee shall for any reason become unavailable or unable to serve as a director, unless a contrary choice is indicated, all proxies will be voted for the election of such person as the individuals named in the enclosed proxy deem appropriate. Management is not aware of any circumstances likely to cause any of the nominees to become unavailable for election as a director.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF DOUG ASHY, JR., WILLIAM R. HILL, JIMMY T. PATE AND JAMES D. TIPTON.

INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

     The following table sets forth certain information relating to the current directors of the Company, the director nominees and their periods of service. Messrs. Tipton, Ashy, Jr. and Pate who are currently directors, are nominees for reelection as directors.


                                                                              DIRECTOR          TERM AS DIRECTOR
NAME                                  AGE             POSITION                 SINCE               WILL EXPIRE
----                                  ---             --------                 -----               -----------
Doug Ashy, Jr.                        48              Director                  2000                  2001
Norman J. Bering, II                  51              Director                  1976                  2002
Susie Bracht-Black                    45              Director                  1993                  2002
Craig E. Blum                         43              Director                  2000                  2003
Samuel J. Dyson                       45              Director                  1995                  2001
William R. Hill                       51              Nominee                    -                    2004
Ben J. Jones                          55              Director                  2000                  2003
Richard A. Lubke                      57              Director                  1998                  2002
Jimmy T. Pate                         53              Chairman                  1998                  2001
James D. Tipton                       76              Director                  1980                  2001
Leroy Welborn                         65              Director                  1994                  2003


     Each of the director nominees and the current directors whose terms of office will continue after the annual meeting of shareholders, other than Mr. Tipton, is an executive officer, director and/or shareholder of a Member-Dealer firm engaged in the retail hardware business, as summarized in the following table:



           NAME                    MEMBER-DEALER                             LOCATION                 EMPLOYED SINCE
           ----                    -------------                             --------                 --------------
Doug Ashy, Jr.               Doug Ashy Building Material, Inc.           Lafayette, Louisiana              1973
Norman J. Bering, II         Bering Home Center, Inc.                    Houston, Texas                    1972
Susie Bracht-Black           Bracht Lumber Company, Inc.                 Rockport, Texas                   1971
Craig E. Blum                Woodson Lumber Company                      Caldwell, Texas                   1975
Samuel J. Dyson              M&D Supply, Inc.                            Beaumont, Texas                   1979
William R. Hill              Commerce Hardware                           Commerce, Texas                   1996
Ben J. Jones                 Ben Jones Hardware                          Refugio, Texas                    1971
Richard A. Lubke             Handyman Hardware, Inc.                     Haltom City, Texas                1986
Jimmy T. Pate                Pate's Hardware, Inc.                       Comanche, Texas                   1988
Leroy Welborn                Leroy Welborn Inc.                          Tulsa, Oklahoma                   1977

                                   PROPOSAL 2


               AMENDING THE COMPANY'S BYLAWS TO ALLOW THE COMPANY
                TO ISSUE UNCERTIFICATED SHARES OF CAPITAL STOCK


     The Bylaws provide that certificates representing shares of the Company's capital stock be prepared in such form as may be determined by the Board of Directors. Since its incorporation, the Company has always issued printed stock certificates to its shareholders. Each month the Company issues printed stock certificates to its existing member- dealers who purchase shares with money accumulated from the 2% charge on member-dealer purchases, and to its new member-dealers. During 2000, the Company's member-dealers, who are also Company's shareholders, increased to 1,143 active members. Every issuance requires the Company to manually prepare printed certificates, have two executive officers manually sign each certificate, and deliver the certificate to each shareholder. This also requires the shareholders to maintain multiple certificates. Last year employees of the Company prepared certificates representing more than 16,500 shares.

     The Board of Directors believes that the Company's Bylaws should be amended to permit the issuance of uncertificated shares of capital stock. For all shares henceforth issued, the Company will not issue a printed certificate, but will send the registered owners of shares written notice setting forth information which would otherwise be included on a printed stock certificate, including the number and class of shares of capital stock represented. The Company will send such notice within sixty days after the date of issuance. For the full text of the proposed amendment to the Bylaws, see Exhibit A to this Proxy Statement.

     The proposed amendment does not apply to shares of stock currently represented by a certificate. However, no certificate will be issued to replace any existing certificate for shares which is lost, destroyed, transferred or surrendered to the Company. Instead, such shares will be reissued as uncertificated shares.

     In addition to the written notice that shareholders will receive when they are issued shares, the Bylaws require the Company to maintain a stock transfer book, which is available for inspection by any shareholder at any time during usual business hours to verify stockholdings. The Company maintains not only a stock transfer book at its principal offices, but also a duplicate set maintained in off-site storage which is saved in electronic format twice each week.


     The affirmative vote of a majority of the shares entitled to vote at the 2001 annual meeting of the shareholders, represented in person or by proxy, is needed to approve the amendment to the Company's Bylaws. All proxies will be voted in accordance with the specifications made thereon. However, if no contrary specification is made, it will be voted FOR amending the Company's Bylaws as described.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE BYLAWS TO ALLOW THE COMPANY TO ISSUE UNCERTIFICATED SHARES OF CAPITAL STOCK.

                                   PROPOSAL 3

        AMENDING THE COMPANY'S BYLAWS TO PROVIDE THE BOARD OF DIRECTORS
                 WITH THE OPTION TO DESIGNATE THE DATE AND TIME
                     OF THE ANNUAL MEETING OF SHAREHOLDERS

     The Board of Directors is proposing that the Bylaws be amended to replace the current inflexible Article I.2. regarding the specific date and time on which the annual meeting of shareholders must be held with the following provision:

          An annual meeting of the shareholders shall be held at such date and time as may be designated by the Board of Directors. If for any year the Board of Directors does not designate a time and date for the annual meeting of the shareholders, such annual meeting shall be held on the second Wednesday of May of that year, or the next calendar day following, if such day is a legal holiday.

     The affirmative vote of a majority of the shares entitled to vote at the 2001 annual meeting of the shareholders, represented in person or by proxy, is needed to approve the amendment to the Company's Bylaws. All proxies will be voted in accordance with the specifications made thereon. However, if no contrary specification is made, it will be voted FOR amending the Company's Bylaws as described.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE BYLAWS TO PROVIDE THE BOARD OF DIRECTORS WITH THE OPTION TO DESIGNATE THE DATE AND TIME OF THE ANNUAL MEETING OF SHAREHOLDERS.


                                   PROPOSAL 4

           AMENDING THE COMPANY'S BYLAWS REGARDING THE DELIVERY OF THE
                      NOTICE OF MEETING OF THE SHAREHOLDERS

     The Board of Directors is proposing that Article I.4. of the Bylaws, which allows the Company to deliver the notice of meeting to its shareholders up to fifty days prior to the meeting, be amended to allow the Company to deliver the notice up to sixty days prior to the meeting, as follows:

          Written or printed notice stating the place, day, and hour of the annual meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, by mail or facsimile, by or at the direction of the President, the Secretary or the officer or person or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address, as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     The affirmative vote of a majority of the shares entitled to vote at the 2001 annual meeting of the shareholders, represented in person or by proxy, is needed to approve the amendment to the Company's Bylaws. All proxies will be voted in accordance with the specifications made thereon. However, if no contrary specification is made, it will be voted FOR amending the Company's Bylaws as described.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE BYLAWS REGARDING THE DELIVERY OF THE NOTICE OF MEETING OF THE SHAREHOLDERS.

INFORMATION REGARDING EXECUTIVE OFFICERS

     The following table sets forth certain information relating to the annually appointed executive officers of the Company and their periods of service:

                                                                                    EXECUTIVE OFFICER
      NAME                         AGE                OFFICE                              SINCE
     ----                          ---                ------                              ------
James D. Tipton                    76     President, Chief Executive Officer               1980
Tina S. Kirbie                     53     Senior Vice President of Finance                 1981
                                          Secretary and Treasurer
Daniel H. King                     46     Vice President of Merchandising                  1991
Duwayne R. Maurer                  52     Vice President of Management Information         1995
                                          Systems Operations
David W. Washburn                  59     Vice President of Warehouse Delivery             1995
                                          Operations
R. Ken Harvey                      51     Vice President of Membership and Dealer          2000
                                          Services

MEETINGS, COMMITTEES, AND COMPENSATION OF THE BOARD OF DIRECTORS

Meetings

     During the Company's fiscal year ended December 31, 2000, the Board of Directors of the Company held five meetings. Each director attended at least 80% percent of the board meetings and meetings of committees of which he is a member, with all but one director attending 100% of all such meetings.

Committees

     The Company has a standing Nominating Committee, consisting of both directors and non-director Member- Dealer representatives. The Nominating Committee is charged with the responsibility of selecting four nominees for director each year, one of whom will also serve as President, to be presented at the Company's annual shareholders' meeting, including the four nominees for director named for this year's annual meeting of the shareholders. The Nominating Committee generally meets in February of each year, and held one meeting during the year ended December 31, 2000. The 2001 Nominating Committee is composed of Leroy Welborn (Chairman), Jimmy T. Pate (nonvoting ex-officio member), Craig E. Blum, Ben J. Jones and Richard A. Lubke. The Nominating Committee will consider the names of potential nominees for director submitted in writing by a shareholder of the Company. See "Shareholder Proposals for 2002 Annual Meeting."

     In May 1993 the Board of Directors created a standing Compensation Committee, consisting only of directors, charged with setting the criteria used to determine Mr. Tipton's compensation and making a recommendation to the Board of Directors as a whole for its approval. The Compensation Committee is composed of Norman J. Bering, II, Virgil H. Cox and Samuel J. Dyson. The Compensation Committee held one meeting during the year ended December 31, 2000.

     The Company has no standing audit committee, such functions being performed by the Board of Directors as a whole. The Board of Directors does not maintain a separate written charter to detail the specific functions it performs in its capacity as the Company's audit committee. A report of the Board of Directors in its capacity as the Company's audit committee appears under the caption "Report of the Board of Directors in its capacity as the Audit Committee of the Company" below.

Compensation

     Each director is paid $750 per meeting attended and $400 per executive committee meeting attended.


COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock of the Company. Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of Forms 3, 4 and 5 furnished to the Company during the fiscal year beginning January 1, 2000, and ending December 31, 2000, if any, the Company's officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements.

SUMMARY COMPENSATION TABLE

     The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and Senior Vice President of Finance for the fiscal years ended December 31, 1998, 1999 and 2000. No other executive officer of the Company earned more than $100,000 for fiscal year 2000.


                                           ANNUAL COMPENSATION                                                   ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR                     SALARY                      BONUS              COMPENSATION
---------------------------             ----                     ------                      -----              ------------
James D. Tipton,
Chief Executive Officer                 2000                   $ 240,000(1)                $ 175,000             $ 26,030(2)
                                        1999                   $ 240,000(1)                $ 175,000             $ 26,175(2)
                                        1998                   $ 240,000(1)                $ 150,000             $ 20,702(2)

Tina S. Kirbie,
Senior Vice President of Finance        2000                   $  74,150                   $  52,500             $ 10,561(3)
                                        1999                   $  70,475                   $  50,000             $ 15,960(3)
                                        1998                   $  67,131                   $  45,000             $ 10,695(3)

----------------------

(1) In addition $3,750 was paid in 2000, 1999 and 1998 as compensation for services as a director.

(2) Includes contributions by the Company on behalf of Mr. Tipton to the Company's Employee Profit Sharing and Savings Plan, totaling $13,386, $20,005 and $14,532 for the years ended December 31, 2000, 1999 and 1998 respectively. Each of these totals also includes cash investments by the Company in public mutual funds for Mr. Tipton's benefit upon retirement, amounting to $6,170 for the years ended December 31, 2000, 1999 and 1998.

(3) Includes contributions by the Company on behalf of Ms. Kirbie to the Company's Employees Profit Sharing and Savings Plan, totaling $10,561, $15,960 and $10,695 for the years ended December 31, 2000, 1999 and 1998 respectively.


EMPLOYMENT CONTRACT WITH CHIEF EXECUTIVE OFFICER

     The Company entered into an employment contract with Mr. Tipton in 1980 when he joined the Company. Under the most recent amendment thereto, effective December 2000, Mr. Tipton will serve in an executive capacity with the Company through January 2, 2002. The employment contract provides for an annual base compensation, including retirement and insurance benefits, of $250,012 for the years 1996 through 2001. No other executive officer has an employment agreement with the Company.


REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Chief Executive Officer

     The compensation of the Company's Chief Executive Officer, Mr. Tipton, is established by the Company's Board of Directors as a whole, following recommendations from the Compensation Committee. Mr. Tipton's compensation consists principally of salary and an annual bonus. Because of the nature of the Company's securities and the absence of any public market for these securities, the Company has no stock option or other stock incentive plans.

     Currently, Mr. Tipton's salary is established in advance at approximately a one-year interval, and is reflected in periodic amendments to his employment agreement with the Company (in place since he joined the Company in 1980). See "Employment Contract With Chief Executive Officer" above. In 1995, the Compensation Committee recommended, and the Board of Directors approved, an extension to Mr. Tipton's employment agreement providing for increases in his previously approved salary level of $225,000 in 1995 to $250,012. This agreement has been continually renewed at the same salary level and remains effective through January 2, 2002. Tipton's bonus is paid in December each year, based on a recommendation from the Compensation Committee.

     The Compensation Committee believes that the best measure of the Company's success and of Mr. Tipton's performance is the growth in its sales and number of Member-Dealers because these are direct indicators of the degree to which the Company is fulfilling its Member-Dealers' expectations of providing goods to them at the lowest possible price. Accordingly, in making its recommendations as to Mr. Tipton's salary and bonus, the Compensation Committee principally considers the growth in the Company's sales and in the number of its Member-Dealers. The Compensation Committee's consideration of these factors is subjective in character, without utilization of a formula or strict numerical criteria. Performance factors considered in the typical public company, such as growth in earnings and earnings per share, stock price performance and return on equity, are not relevant to a hardware cooperative such as the Company because the Company's shareholders invest in the Company to obtain access to the services it provides, not in expectation of a return on their investment.

     The Compensation Committee may also recommend increases in Mr. Tipton's compensation if it believes his compensation is less than that paid to chief executive officers of companies with comparable sales revenues. The Compensation Committee has not created any particular group of companies for comparison purposes, or otherwise engaged in a systematic review of executive compensation at comparable companies. Instead, the Committee derives information on executive compensation at other companies in an unstructured manner, principally from trade journals and business publications.

     The Compensation Committee's recommendations regarding Mr. Tipton's salary in 1998, 1999 and 2000 and its decision to pay him a bonus of $175,000 for 2000, were based principally on the following factors:

o The Company's sales have increased substantially in recent years, from $146,009,972 in 1998 to $158,066,302 in 1999 and to $168,108,099 in 2000.

o The number of Member-Dealers of the Company continues to increase, from 1,024 in 1998 and 1,046 in 1999 to 1,143 in 2000.

o The Committee determined that Mr. Tipton's compensation may be somewhat less than compensation of chief executive officers of companies with comparable sales revenues.

Other Executive Officers

     Compensation for other executive officers of the Company is normally determined by the Board of Directors based upon recommendations made by the Chief Executive Officer. These recommendations are generally based upon Mr. Tipton's subjective assessment of individual job performance and an attempt to retain the Company's executives. Unlike the Chief Executive Officer's compensation, compensation to other executive officers is not based upon the Company's performance in increasing sales and the number of Member-Dealers. The compensation of the other executive officers has increased steadily but moderately in recent years.

                                                COMPENSATION COMMITTEE

                                                NORMAN J. BERING, II
                                                VIRGIL H. COX
                                                SAMUEL J. DYSON

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     No shareholder is the beneficial owner of more than five percent of any class of the Company's voting securities.

     The following table shows the number of shares of Class A Common Stock, Class B Common Stock and Preferred Stock beneficially owned as of February 28, 2001 by each of the directors, nominees for director, and all executive officers and directors as a group.


                                                 Amount and Nature of Beneficial Ownership1
                                                 ------------------------------------------
                                      Class A                     Class B                    Preferred
                                    Common Stock                Common Stock                   Stock
                                    ------------                ------------                   -----
                                Number       Percent        Number        Percent       Number    Percent
          Name of                 of           of             of            of            of        of
     Beneficial Owner           Shares        Class         Shares         Class        Shares     Class
     ----------------           ------        -----         ------         -----        ------     -----
NORMAN J. BERING, II              10           0.1%           941           1.4%         1,014      1.5%
DOUG ASHY, JR.                    10           0.1%           529           0.8%           569      0.8%
SUSIE BRACHT-BLACK                10           0.1%           838           1.3%           853      1.3%
Craig E. Blum                     10           0.1%           798           1.2%           872      1.3%
WILLIAM R. HILL                   10           0.1%           250           0.4%           250      0.4%
BEN J. JONES                      10           0.1%           100           0.2%           100      0.1%
LEROY WELBORN                     10           0.1%           170           0.3%           170      0.3%
SAMUEL J. DYSON                   10           0.1%           528           0.8%           528      0.8%
RICHARD A. LUBKE                  10           0.1%           830           1.3%           890      1.3%
JIMMY T. PATE                     10           0.1%           490           0.8%           510      0.8%
JAMES D. TIPTON                   --            --            --             --            --       --
ALL DIRECTORS, NOMINEES
AND EXECUTIVE OFFICERS AS
A GROUP (16 PERSONS)2            100           1.0%         5,474           8.5%         5,756      8.6%

--------------------
1 All share figures are rounded up to the nearest whole share. All percentages are rounded to the nearest tenth of a percent. Columns may not total due to rounding. Shares shown as beneficially owned by the directors are owned of record by the member-dealer entity affiliated with each director. In some cases, the directors share voting and investment powers with other members of management of their affiliated entities. In one case, the director does not hold any of the voting or investment power with respect to the shares owned by the member dealer's entity, all such power being held by other members of management of the affiliated entity.

2 None of the Company's executive officers, including Mr. Tipton, own any shares in the Company.

         The Company is not aware of any contractual arrangements, the operation of which may at a subsequent date result in a change in control of the Company. No change of control in the Company occurred in 2000.

PERFORMANCE GRAPH

     Under rules adopted by the SEC in 1992, each publicly owned company is required to provide in its proxy statement a line graph comparing, for the previous five years, the cumulative total return on its common stock with the cumulative total return of a broad equity market index and an industry index or peer group. The Company cannot provide this graph because there is no meaningful information with respect to cumulative return on any class of the Company's capital stock. The Company's shareholders invest in the Company to obtain access to the services provided by the Company, not in expectation of a return on their investment in the Company's capital stock. The Company's Class A Common Stock, Class B Common Stock and Preferred Stock are issued only to Member-Dealers, and to the Company's knowledge, are currently owned only by Member-Dealers and former Member-Dealers. Each share of the Company's capital stock is issued for a price of $100, and, if repurchased by the Company, is repurchased at a price of $100. No class of the Company's capital stock is listed on an exchange or traded in any other public trading market. The Company is not aware of any sales or other trades of any shares of the Company's capital stock, other than the repurchases by the Company for the same $100 originally paid.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Each of the directors whose term of office will continue after the annual meeting of the shareholders and each nominee for director of the Company (other than Mr. Tipton) is affiliated with at least one company that is a Member-Dealer and a shareholder of the Company. Those Member-Dealers purchased merchandise from the Company during 2000. Merchandise purchases by such Member-Dealers have been and will continue to be made in the ordinary course of business and treated by the Company in exactly the same manner, including the same terms, prices and conditions, as purchases by other parties. The chart below lists the name of each director whose term of office will continue after the annual meeting of the shareholders, and each nominee for director, and the total amount of purchases from the Company during 2000 that were made by the Member-Dealer with which the director is affiliated. For information regarding the relationship between each director and the affiliated Member-Dealer, as well as the name of the Member-Dealer, see "Directors and Executive Officers" above.


NAME OF DIRECTOR                       MEMBER-DEALER                                    PURCHASES DURING 2000
----------------                       -------------                                    ---------------------
Doug Ashy, Jr.                         Doug Ashy Building Material, Inc.                      $1,128,608
Norman J. Bering, II                   Bering Home Center, Inc.                                1,713,519
Susie Bracht-Black                     Bracht Lumber Company, Inc.                             3,845,020
Craig E. Blum                          Woodson Lumber Company                                  1,703,053
Samuel J. Dyson                        M&D Supply, Inc.                                        1,095,624
William R. Hill                        Commerce Hardware                                       1,163,644
Ben J. Jones                           Ben Jones Hardware                                        531,515
Richard A. Lubke                       Handyman Hardware, Inc.                                 1,884,013
Jimmy T. Pate                          Pate's Hardware, Inc.                                   1,304,420
Leroy Welborn                          Leroy Welborn Inc.                                        497,995

REPORT OF THE BOARD OF DIRECTORS IN ITS CAPACITY AS THE AUDIT COMMITTEE OF THE COMPANY

     The Company has no standing audit committee, such functions being performed by the Board of Directors as a whole. The Board of Directors has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000. The Board of Directors also discussed with the Company's independent auditors, Clyde D. Thomas & Co., the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Board of Directors received the written disclosures and the letter from Clyde D. Thomas & Co. required by Standards Board Standard No. 1 and discussed with Clyde D. Thomas & Co. its independence. Based on the review and discussions referred to above, the Board of Directors has determined to include the audited financial statements in the Company's Annual Report on Form 10-K for filing with the SEC for the year ended December 31, 2000.

     No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

                                               BOARD OF DIRECTORs

                                               Doug Ashy, Jr.
                                               Norman J. Bering, II
                                               Susie Bracht-Black
                                               Craig E. Blum
                                               Samuel J. Dyson
                                               Ben J. Jones
                                               Richard A. Lubke
                                               Jimmy T. Pate
                                               James D. Tipton
                                               Leroy Welborn


CONSIDERATION OF AUDITORS' FEES

Audit Fees

     Audit fees billed or expected to be billed to the Company by Clyde D. Thomas & Co. for its audit of the Company's annual financial statements for the year ended December 31, 2000, and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the SEC for 2000 totaled $52,200.

Financial Information Systems Design and Implementation Fees

     The Company did not engage Clyde D. Thomas & Co. to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

     Fees billed to the Company by Clyde D. Thomas & Co. during the Company's 2000 fiscal year for all other non- audit services rendered to the Company, including tax related services, totaled $5,000.

     In connection with the recently revised standards for independence of the Company's independent public accountants promulgated by the SEC, the Board of Directors, in its capacity as the Company's Audit Committee, discussed whether or not the provision of non-audit services is compatible with maintaining the independence of Clyde D. Thomas & Co.


INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors appointed Clyde D. Thomas & Co. as independent public accountants of the Company for the fiscal year ended December 31, 2000. Clyde D. Thomas & Co. (formerly Longenecker, Thomas & Co.) has served as independent public accountants of the Company for a number of years. It is anticipated that this firm will be reappointed for the fiscal year ended December 31, 2001 at the annual meeting of the Board of Directors following the annual meeting of shareholders. Such appointment does not require ratification or other action by the Company's shareholders. Representatives of Clyde D. Thomas & Co. are not expected to be present at the meeting.

OTHER BUSINESS

     The Board of Directors does not know of any other business to be presented at the annual meeting of shareholders. If any other matter properly comes before the meeting, however, the enclosed proxy card confers upon the persons entitled to vote the shares represented by such proxy discretionary authority to vote the same on behalf of the shareholders they represent in accordance with their best judgment.


SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     It is  anticipated  that the 2002  annual  meeting of  shareholders  of the
Company will be held on May 8, 2002. Any proposal to be presented by a shareholder at the Company's 2002 annual meeting of shareholders must be received in writing by the Company at its principal executive offices (8300 Tewantin Drive, Houston, Texas 77061) not later than December 3, 2001, so that it may be considered by the Company for inclusion in its proxy statement and form of proxy relating to that meeting.


                                        By Order of the Board of Directors,


                                        /s/ Tina S. Kirbie
                                        ----------------------------------------
                                        Tina S. Kirbie
                                        Secretary

Houston, Texas
March 31, 2001

                                      PROXY
                         HANDY HARDWARE WHOLESALE, INC.

                     THIS PROXY IS SOLICITED BY THE BOARD OF
                       DIRECTORS FOR THE ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 9, 2001

     The undersigned hereby appoints Jimmy T. Pate and James D. Tipton or either of them, each with full power of substitution, attorneys and proxies of the undersigned to vote as designated below all shares of Class A Common Stock, $100.00 par value, of Handy Hardware Wholesale, Inc. (the "Company"), which the undersigned is entitled to vote at the annual meeting of shareholders to be held Wednesday, May 9, 2001 in the Grand Ballroom Salon AB of the HOBBY AIRPORT HILTON HOTEL, Houston, Texas at 7:00 p.m., Houston time, or at any adjournment thereof:

    (1) ELECTION OF DIRECTORS - The undersigned hereby directs said proxies to vote:

         [ ] FOR the election (except as indicated below) as directors of Doug Ashy, Jr., William R. Hill, Jimmy T. Pate and James D. Tipton for the respective terms set forth in the Proxy Statement.

               Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:

               -----------------------------------------------------------------

         [ ]   WITHHOLD authority to vote for all nominees listed above.


    (2) AMENDMENT OF THE BYLAWS REGARDING UNCERTIFICATED SHARES OF CAPITAL STOCK - The undersigned hereby directs the proxies to vote:

         [ ] FOR amending the Company's Bylaws to allow the Company to issue uncertificated shares of capital stock.

         [ ] AGAINST amending the Company's Bylaws to allow the Company to issue uncertificated shares of capital stock.

                                    OR

         [ ] directs the proxies to ABSTAIN from voting on the proposal to amend the Company's Bylaws to allow the Company to issue uncertificated shares of capital stock.

    (3) AMENDMENT OF THE BYLAWS REGARDING DATE AND TIME OF THE ANNUAL MEETING OF SHAREHOLDERS - The undersigned hereby directs the proxies to vote:

         [ ] FOR amending the Company's Bylaws to provide the Board of Directors with the option to designate the date and time of the annual meeting of shareholders.

         [ ] AGAINST amending the Company's Bylaws to provide the Board of Directors with the option to designate the date and time of the annual meeting of shareholders.

                                    OR

         [ ] directs the proxies to ABSTAIN from voting on the proposal to amend the Company's Bylaws to provide the Board of Directors with the option to designate the date and time of the annual meeting of shareholders.

    (4) AMENDMENT OF THE BYLAWS REGARDING DELIVERY OF THE NOTICE OF MEETING OF THE SHAREHOLDERS - The undersigned hereby directs the proxies to vote:

         [ ] FOR amending the Company's Bylaws to allow the Company to deliver the notice of meeting to its shareholders up to sixty days prior to the meeting.

         [ ] AGAINST amending the Company's Bylaws to allow the Company to deliver the notice of meeting to its shareholders up to sixty days prior to the meeting.

         [ ] directs to proxies to ABSTAIN from voting on the proposal to deliver the notice of meeting to its shareholders up to sixty days prior to the meeting.


    (5) OTHER MATTERS - The undersigned hereby directs the proxies to vote in their discretion on such other matters as may come before the meeting.

         [ ]   YES                   [ ]      NO


     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE FOUR NAMED DIRECTOR NOMINEES AND FOR AMENDING THE COMPANY'S BYLAWS AS DESCRIBED AND THE PROXIES WILL VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

     Receipt of the Company's Notice of Annual Meeting and Proxy Statement dated March 31, 2001 is acknowledged.

NAME OF SHAREHOLDER        PLEASE SIGN BELOW EXACTLY AS YOUR NAME APPEARS ON THE
                           ATTACHED LABEL


                           -----------------------------------------------------

                           By:
                               -------------------------------------------------
                                     (Signature of OFFICER, OWNER)

                                   Title:
                                         ---------------------------------------
                                   Dated:
                                         ---------------------------------------

Please return the proxy in the enclosed envelope, which requires no postage if mailed in the United States, by April 27, 2001.

NUMBER OF PEOPLE WHO PLAN TO ATTEND THE MEETING AND HOSPITALITY            [   ]
CANNOT ATTEND MEETING                                                      [   ]

                                    EXHIBIT A


     The Board of Directors is proposing that Article V.1. and Article V.2. of the Bylaws be replaced with the following provisions:

         1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated, or the Board of Directors may provide by resolution or resolutions that any or all classes or series of the capital stock of the Company shall be uncertificated stock, provided that any such resolution shall not apply to shares of stock previously issued and represented by a certificate until such certificate is surrendered to the Corporation. The rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

         1.A. Issuance of Certificated Shares. Certificates for shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President, or Vice- President and by the Secretary, or a facsimile of such signature(s) and shall be sealed with the seal of the Corporation, or a facsimile thereof. All certificates for shares shall be consecutively numbered and otherwise identified in conformity with law. The name of the person to whom the shares represented thereby are issued, with the number and class of shares and date of issue, shall be entered on the books of the Corporation.

         1.B. Issuance of Uncertificated Shares. The name of the person to whom the shares represented thereby are issued, with the number and class of shares and date of issue, shall be entered on the books of the Corporation. No more than sixty days after the date of issuance of uncertificated shares, the Corporation shall send to the registered owner of such uncertificated shares a written notice containing the information required to be stated on certificates representing shares of stock as set forth in 1.A. above and with such additional information as may be required by law.

         2. Transfers of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation, by the holder record thereof, or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney authorized by Power of Attorney duly executed and filed with the Secretary of the Corporation. The person, in whose name shares stand on the books of the Corporation, shall be deemed the owner thereof for all purposes as regards the Corporation.

         2.A. Transfers of Certificated Shares. No certificate will be issued to replace any existing certificate for shares which is lost, destroyed, mutilated, transferred or surrendered. Instead, the name of the person to whom the shares represented thereby are to be transferred, with the number and class of shares and date of transfer, shall be entered on the books of the Corporation, which shall not occur until the certificate representing the shares to be transferred is surrendered and canceled, or, in case of a lost, destroyed, or mutilated certificate, upon the terms and based upon such indemnity to the Corporation as the Board of Directors may prescribe.

         2.B. Transfers of Uncertificated Shares. Upon delivery to the Corporation of an instruction originated by an appropriate person and accompanied by any reasonable assurances that such instruction is genuine and effective as the Corporation may require, the Corporation shall record the transaction upon its books, and shall send to the new registered owner of such uncertificated shares a written notice containing the information required to be stated on certificates representing shares of stock set forth in 1.A. above and such additional information as may be required by law.